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                             AGREEMENT AND PLAN OF MERGER
                           (BROWN-BRIDGE MINORITY INTEREST)

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of the 1st day of October, 1996, is by and among Spinnaker Industries, Inc., a Delaware corporation ("Purchaser"), BB Merger Corp., a Delaware corporation and wholly owned subsidiary of Purchaser ("Acquisition"), Brown-Bridge Industries, Inc., a Delaware corporation (the "Company"), and those stockholders of the Company listed on EXHIBIT A hereto (the "Stockholders," and each of them individually, along with their respective assigns, a "Stockholder").

                                 W I T N E S S E T H:

     WHEREAS, Purchaser desires to merge the Company with and into Acquisition in order to facilitate the offering and sale (the "Offering") of $100 million aggregate principal amount of Purchaser's Senior Secured Notes due 2006; and

     WHEREAS, the Stockholders collectively own 194,321 shares (the "Shares") of the common stock, $0.10 par value, of the Company (the "BBI Stock"), and options for an additional 71,065 shares of BBI stock (the "Option Shares," and together with the Shares, the "Merger Shares") which will be exercised immediately prior to such merger transaction; and

     WHEREAS, Purchaser owns the remainder of the outstanding shares of BBI Stock; and

     WHEREAS, the Company and the Stockholders desire to enter into such merger transaction;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   THE MERGER; CLOSING

     1.1 MERGER. In accordance with the provisions of the Delaware General Corporation Law (the "DGCL") at the Effective Date (as defined herein) the Company shall be merged (the "Merger") into Acquisition, and Acquisition shall be the surviving corporation (the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Delaware. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code and shall have the following attributes:

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          (a)  CONTINUING OF CORPORATE EXISTENCE.  Except as may otherwise be set forth herein, the corporate existence and identity of Acquisition, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of the Company, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of Acquisition, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Company shall thereafter cease except to the extent continued by statute.

          (b) EFFECTIVE DATE. The Merger shall become effective upon the date of issuance of a certificate of merger (the "Effective Date") by the Secretary of State of the State of Delaware subsequent to the filing on the Closing Date (as defined herein) of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

          (c) CORPORATE GOVERNMENT. The Certificate of Incorporation of Acquisition as in effect on the Effective Date shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Acquisition as in effect as of the Effective Date shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation. The members of the Board of Directors and the officers of the Surviving Corporation shall be the persons holding such offices in the Company as of the Effective Date.

          (d) RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. The Surviving Corporation shall have the following rights and obligations: (i) the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Delaware; (ii) the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of either a public or private nature, of the Company and Acquisition and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging or due to the Company and Acquisition shall be taken and deemed to be transferred or invested in the Surviving Corporation, without any further act or deed; and
     (iii) at the Effective Date, the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of the Company and Acquisition and any claim existing or action or proceeding pending by or against Acquisition or the Company may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or Acquisition shall be impaired by the Merger.

     1.2 TIME OF CLOSING. A closing (the "Closing") for the Merger shall be held at 9:00 a.m., Dallas, Texas time, on the date on which the Offering is consummated (the "Closing Date"), at the law offices of Crouch & Hallett, L.L.P. located at 717 N. Harwood, Suite 1400, Dallas, Texas, or at such other place or places and/or time as may be agreed upon by the parties.

Agreement and Plan of Merger
November 6, 1996
Page 2

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     1.3  PUT OPTION AGREEMENTS.  The parties hereto agree that, effective at the time of the Closing, all of those certain Put Option Agreements, each of which is dated on or about September 19, 1994, among Purchaser, the Company and the Stockholders, or attorneys-in-fact for the Stockholders, are hereby terminated effective at the time the last required action is taken at the Closing.

     1.4 CLOSING PROCEDURE. At the Closing, Acquisition and the Company will cause to be prepared, executed and delivered a Certificate of Merger to be filed with the Secretary of State of Delaware, and all other appropriate and customary documents as another party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. Prior to the Closing, any documents required to be filed to effect the Merger shall be approved by Purchaser's counsel and in a form appropriate for filing. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

2.   CONVERSION OF MERGER SHARES; MERGER CONSIDERATION

     2.1. CONVERSION OF MERGER SHARES. The manner and basis of converting the shares of BBI Stock on the Effective Date shall be as follows:

          (a) At the Effective Date, each Merger Share outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Closing Price (as defined herein), the Contingent Price (as defined herein) and the Adjustment Shares (as defined herein). The "Closing Price" shall be equal to (i) $8.25 in cash plus (ii) 0.04714 shares (the "Closing Shares") of the common stock, no par value, of Purchaser ("Purchaser Stock"), payable on the Effective Date in accordance with Section 2.3 hereof; provided, however, that the Closing Price payable for each Share owned by Lynch Corporation shall be $9.90 in cash. The "Contingent Price" shall be determined as follows: (i) the Fair Market Value (as defined herein) shall be multiplied by a fraction, the numerator of which shall be equal to the aggregate number of Merger Shares held by the Stockholders on the Closing Date, and the denominator of which shall be the number of shares of BBI Stock outstanding on that date; (ii) the difference between the product obtained in subpart (i) and the aggregate amount of the cash portion of the Closing Price paid for the Merger Shares shall be divided by the Purchaser Stock Value (as defined herein); (iii) the aggregate number of Closing Shares issued by Purchaser shall then be subtracted from the number of shares of Purchaser Stock resulting from the calculations in subpart (ii); and (iv) the number of shares of Purchaser Stock remaining after performing the calculation in subpart (iii) shall then be divided by the number of Merger Shares held by the Stockholders as of the Closing Date; provided, that for purposes of this calculation, Lynch Corporation shall be deemed to have received the same Closing Price per Share as the rest of the Stockholders. An example of the calculation of the Contingent Price is set forth on EXHIBIT B hereto.

Agreement and Plan of Merger
November 6, 1996
Page 3

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               (1)  As used herein, the term "Fair Market Value" shall mean 75%
          of the fair market value of all of the outstanding capital stock of Acquisition, which shall be calculated in accordance with this paragraph 2.1(a)(1) as of the date a Contingent Price Notice (as defined herein) is delivered to the Purchaser. The FMV Representative (as defined herein) elected pursuant to such Contingent Price Notice and the Purchaser shall use their reasonable best efforts to come to an agreement as to the Fair Market Value prior to the date (the "Beginning Date") that is 20 days after the date of delivery of the first effective Contingent Price Notice. If the FMV Representative and Purchaser are unable to agree on the Fair Market Value prior to the Beginning Date, then, within 20 days of the Beginning Date, they shall mutually agree on and appoint an "Independent Investment Bank," which shall be an investment bank. The agreed upon Independent Investment Bank shall determine the Fair Market Value within 30 days of its appointment. If the FMV Representative and the Purchaser are unable to agree on an Independent Investment Bank within the 20-day period following the Beginning Date, then they shall each select an Independent Investment Bank within 35 days of the Beginning Date, and the Independent Investment Banks so selected shall select an Independent Investment Bank no later than 60 days after the Beginning Date, and such third-party Independent Investment Bank shall determine the Fair Market Value within 30 days of its appointment; provided, that in the event one of the parties fails to choose an Independent Investment Bank within 35 days of the Beginning Date, then the Independent Investment Bank chosen by the other party shall determine the Fair Market Value. Purchaser, Acquisition and the Appointed Representatives agree to instruct the Independent Investment Bank to be guided by the factors and assumptions set forth on EXHIBIT C hereto in determining the Fair Market Value and to provide the Independent Investment Bank with such information as it may request in order to determine the Fair Market Value. All costs of determining the Fair Market Value hereunder shall be borne equally by Purchaser and the Appointed Representatives, who shall apportion their half of the costs among the Stockholders on a pro rata basis.

               (2) PAYMENT OF CONTINGENT PRICE. Within 10 business days of the determination of the Fair Market Value, Purchaser shall deliver to the appropriate Appointed Representatives (as defined herein) stock certificates representing the number of shares of Purchaser Stock (the "Contingent Shares," and together with the Closing Shares and the Adjustment Shares, the "Payment Shares") that, in each case, is equal to the Contingent Price and the Adjustment Shares payable for the Shares held by each Stockholder represented by such Appointed Representative. Subject to the conditions of this Agreement, Purchaser, at its option, may deliver to the appropriate Appointed Representatives, in lieu of the Contingent Shares and the Payment Shares, cash or certified or cashier's checks, in an amount equal to the product obtained by multiplying the number of Contingent Shares that would, but for Purchaser's election to deliver cash, have been deliverable to such Appointed Representative by the Purchaser Stock Value.

Agreement and Plan of Merger
November 6, 1996
Page 4

               (3) CONTINGENT PRICE NOTICE. The "Contingent Price Notice" means a written notice delivered to the Purchaser by one or more Appointed Representatives who have been granted the authority by this Agreement to act on behalf of Stockholders owning rights to receive no less than 51% of the Contingent Shares in the aggregate stating that, in accordance with the authority granted to them hereunder, such Appointed Representatives are requesting payment to such Stockholders of the Contingent Price in accordance with this Section 2.1. Upon receipt of an effective Contingent Price Notice, Purchaser shall immediately, and no less than three days of the date of its receipt of the Contingent Price Notice, inform the remaining Appointed Representatives that a valid Contingent Price Notice has been tendered. A Contingent Price Notice may be delivered to Purchaser at any time during the period beginning after September 30, 1998, and ending at 5:00 p.m., Dallas, Texas time, on September 30, 2000; provided, that if a valid Contingent Price Notice has not been delivered prior to 5:00 p.m., Dallas, Texas time on September 30, 2000, then one shall be deemed to have been delivered to Purchaser as of that date.

               (4) FMV REPRESENTATIVE. On the fifth business day after the date the Contingent Price Notice is delivered, the Appointed Representatives shall hold a meeting at 9:00 a.m., Troy, Ohio time, at the offices of Acquisition, which may be attended in person or by telephone or other similar device, for the purpose of choosing a person to act on behalf of the Stockholders with regard to the determination of the Fair Market Value (the "FMV Representative").
          The FMV Representative shall be elected by a vote of the Appointed Representatives, with each such Appointed Representative having one vote for each Share held by the Stockholders he or it represents as of the Closing, and the FMV Representative being chosen by a majority of such votes.

               (5) PURCHASER STOCK VALUE. As used herein, the term "Purchaser Stock Value" shall mean the average over the 30 days immediately preceding the date on which the Contingent Price Notice is delivered of: (A) the last reported sales price of the Purchaser Stock on the New York Stock Exchange, or (B) (if Purchaser Stock Value cannot be determined pursuant to the preceding (A)) the last reported sales price of the Purchaser Stock on such other national security exchange as the Purchaser Stock is then listed or admitted to unlisted trading privileges, or (C) (if Purchaser Stock Value cannot be determined pursuant to the preceding (A) or (B)) the average of the last "ask" quotation and the last "bid" quotation as reported in the Nasdaq National Market System (the "NMS"), or (D) (if Purchaser Stock Value cannot be determined pursuant to the preceding (A), (B) or (C), the average of the last "ask" quotation and the last "bid" quotation in the over-the-counter market as reported by the Nasdaq Stock Market, Inc.

               (6) APPOINTED REPRESENTATIVES. Each of the Stockholders, except for K.C. Caldabaugh, Andrew Aarons, Stuart Postle, Christopher Beigie, Arthur W. Smith,

Agreement and Plan of Merger
November 6, 1996
Page 5

          III and Joseph Sentendrey (collectively the "Management Group"), Lynch Corporation and Richard T. Ray, hereby irrevocably and severally constitutes and appoints James B. Fleming, Jr. (the "Stockholders Representative") his agent and attorney-in-fact, with full power of substitution and resubstitution in his name, place and stead, and for his use and benefit, to take or cause to be taken or performed any and all actions, deeds and things concerning the Contingent Shares owned by such Stockholder and the consummation of the transactions contemplated by this Agreement as the Stockholders Representative, in his sole discretion, deems necessary. Each of the Stockholders in the Management Group hereby irrevocably and severally constitutes and appoints K. C. Caldabaugh (the "Management Representative") his agent and attorney-in-fact, with full power of substitution and resubstitution in his name, place and stead, and for his use and benefit, to take or cause to be taken or performed any and all actions, deeds and things concerning the Contingent Shares owned by such Stockholder and the consummation of the transactions contemplated by this Agreement as the Management Representative, in his sole discretion, deems necessary. Lynch Corporation hereby irrevocably and severally constitutes and appoints Robert E. Dolan (the "Lynch Representative") its agent and attorney-in-fact, with full power of substitution and resubstitution in his name, place and stead, and for its use and benefit, to take or cause to be taken or performed any and all actions, deeds and things concerning the Contingent Shares owned by such Stockholder and the consummation of the transactions contemplated by this Agreement as the Lynch Representative, in his sole discretion, deems necessary. Richard T. Ray ("Ray's Representative," and together with the Stockholders Representative, the Lynch Representative and the Management Representative, the "Appointed Representatives") shall act on his own behalf for purposes of this Agreement. The powers of each Appointed Representative shall include, without limitation, the power to (A) act on behalf of the Stockholders who appointed him for purposes of executing and delivering the Contingent Price Notice and the power to elect the FMV Representative, (B) withhold expenses, including without limitation expenses of legal counsel, incurred by such Appointed Representative in performing its duties hereunder, from proceeds due such Stockholders pursuant to Purchaser's payment of the Contingent Price, (C) receive the Contingent Price on behalf of such Stockholders, (D) amend, modify or waive any provisions of this Agreement, (E) retain legal counsel in connection with any and all matters described herein or contemplated hereby (which counsel may, but need not be, counsel for Purchaser), (F) take delivery and, if necessary, maintain custody of certificates evidencing the Contingent Shares owned by such Stockholders, and (G) make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions and other documents required, in the sole discretion of the such Appointed Representative, in connection with any of the foregoing.

          The power of attorney granted herein is a special power coupled with an interest and is irrevocable, and may be exercised by any person who is at the time of exercise an Appointed Representative. Each of the Stockholders agrees to be bound by any

Agreement and Plan of Merger
November 6, 1996
Page 6
          decisions, actions or deeds taken or made by their respective Appointed Representative with regarding to their authority granted herein, and further agrees to indemnify and hold harmless any person acting as their respective Appointed Representative with regard to any liability or obligation such person may incur as a result of the performance of his obligations hereunder, except to the extent that any such liability or obligation is found by a court of competent jurisdiction in a judgment that has become final, in that it is no longer subject to appeal or review, to have resulted from such person's gross negligence or willful misconduct.

               (7) ADJUSTMENT SHARES. As used herein, the term "Adjustment Shares" shall be that number of additional shares of Purchaser Stock as is necessary to compensate each Stockholder for brokerage commissions that may be incurred by such Stockholder in selling the Payment Shares. For purposes of computing the number of Adjustment Shares, each Stockholders' brokerage costs shall be deemed to be $0.10 per Payment Share and the number of Adjustment Shares that shall be necessary to compensate each Stockholder for such costs shall be determined based on the Purchaser Stock Value of the Purchaser Stock by dividing (A) the product obtained by multiplying the number of Payment Shares by $0.10 by (B) the Purchaser Stock Value.

          (b) Each share of BBI Stock held in the treasury of the Company shall automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

          (c) Each share of BBI Stock owned by Purchaser shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an aggregate number of shares of Purchaser Stock having a fair market value equal to the sum of the Closing Price and the Contingent Price, to be issued (and valued) when and as the Closing Price and the Contingent Price are paid. Such shares of Purchaser Stock may be held by Purchaser as treasury stock or canceled in the sole discretion of Purchaser.

          (d) Each share of common stock, $0.01 par value, of Acquisition which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued stock of the Surviving Corporation.

     2.2 FRACTIONAL SHARES. No scrip or fractional shares of Purchaser Stock shall be issued in the Merger. Any fractional share of Purchaser Stock to which a Stockholder would otherwise be entitled shall be converted into the right to receive from Purchaser a full share of Purchaser Stock in lieu of such fractional share.

Agreement and Plan of Merger
November 6, 1996
Page 7

     2.3  EXCHANGE AGENT.

          (a) Purchaser shall authorize Chase Mellon Shareholder Services to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, Purchaser shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole Closing Shares to which the Stockholders are entitled pursuant to this Article 2, together with cash sufficient to pay the Closing Price (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from Purchaser, deliver the number of Closing Shares and pay the amounts of cash provided for in this Article 2 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by Purchaser, Acquisition and BBI prior to the Effective Date.

          (b) Within 15 days after the Effective Date, the Exchange Agent shall mail and otherwise make available to each Stockholder who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of BBI Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the Nasdaq National Market System. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole Closing Shares to which such Stockholder shall have become entitled pursuant to the provisions of this
     Article 2 along with the cash portion of the Closing Price to which such Stockholder is entitled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. Purchaser shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Purchaser Stock; provided, however, that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided further, however, that Purchaser shall not pay any income taxes incurred by the Stockholders nor shall Purchaser pay any transfer or other tax if payment of any such tax by Purchaser otherwise would cause the Merger to fail to qualify as a tax-free reorganization under the Code. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing Closing Shares to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the


Agreement and Plan of Merger
November 6, 1996
Page 8

     Effective Date until surrender in accordance with the provisions of this
     Section 2.3, each Certificate (other than Certificates representing treasury shares of BBI and Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. No dividends that are otherwise payable on Closing Shares will be paid to persons entitled to receive Closing Shares until such persons surrender their Certificates. After such surrender, there shall be paid to the person in whose name Closing Shares shall be issued any dividends on such Closing Shares that shall have a record date on or after the Effective Date and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends.

          (c) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this
     Article 2, to deliver to Purchaser a bond in such reasonable sum as Purchaser may direct as indemnity against any claim that may be made against the Exchange Agent, Purchaser or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          (d) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of BBI Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in this Article 2.

          (e) Any portion of the Exchange Fund that remains unclaimed by the Stockholders for six months after the Effective Date shall be returned to Purchaser, upon demand, and any holder of BBI Stock who has not theretofore complied with Section 2.3(b) shall thereafter look only to Purchaser for issuance of the number of shares of Purchaser Stock and other consideration to which such holder has become entitled pursuant to this Article 2; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of BBI Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.4  ADJUSTMENTS.

          (a)  If, between the date of this Agreement and the Effective Date,
     (i) the outstanding shares of BBI Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period or (ii) BBI shall have issued additional shares of BBI Stock (other than upon the exercise of employee stock options granted prior to the date hereof) or options or warrants to purchase the same, or securities convertible into the same, the Closing Price and the Contingent Price to be delivered pursuant to the Merger shall be adjusted so


Agreement and Plan of Merger
November 6, 1996
Page 9
     that the Stockholders will receive the same consideration for their Shares as they would have received immediately prior to such transaction.

          (b) If, between the first date used for determining the Purchaser Stock Value in accordance with this Agreement and the date a Stockholder receives the Contingent Price for his Merger Shares, Purchaser shall (i) pay a dividend in or make a distribution of shares of Purchaser Stock, (ii) subdivide its outstanding shares of Purchaser Stock, (iii) combine its outstanding shares of Purchaser Stock into a smaller number of shares of Purchaser Stock, or (iv) issue any shares of its capital stock in a reclassification of its Purchaser Stock (including any such reclassification in connection with a consolidation or merger in which Purchaser is the continuing corporation), the number of Payment Shares to be delivered hereunder immediately prior thereto shall be adjusted so that such Stockholder shall be entitled to receive the kind and number of shares or other securities of Purchaser which such Stockholders would have owned or would have been entitled to receive after the happening of any of the events described above, had the Closing Price or the Contingent Price, as applicable, been paid immediately prior to the happening of such event or any record date with respect thereto.

          (c) Any adjustment made pursuant to this Section 2.4 shall become effective immediately after the effective date of the event necessitating such adjustment retroactive to the record date, if any, for such event.

     2.5 REGISTRATION RIGHTS. Purchaser hereby grants to the Stockholders the registration rights set forth in Section 3 hereof, which apply to any shares of Purchaser Stock delivered by Purchaser pursuant to Section 2.1 hereof.

3.   REGISTRATION RIGHTS

     3.1 DEMAND REGISTRATION RIGHTS. At any time that written demand is made by the Stockholders who hold at least 20% in the aggregate of the Contingent Shares, Purchaser (i) will promptly give written notice of the proposed registration to all of the holders of Payment Shares, and (ii) will use its reasonable best efforts to file a registration statement under the Securities Act of 1933, as amended (the "Act") within 30 days of such request and to effect, as promptly as possible, the registration under the Act of the Payment Shares to be registered by the Stockholders, subject to the other provisions of this Agreement, for disposition in an underwritten public offering managed by an underwriting firm selected by Purchaser. Each person desiring to include his or her Payment Shares in such a registration must so notify Purchaser in writing within 30 days of the giving of notice of registration by Purchaser. If a managing underwriter is participating in such a registration and advises the Stockholders in writing that marketing factors require a limitation on the number of Payment Shares to be included in any registration statement filed pursuant to this Section 3.1, then such Payment Shares may be omitted from the registration statement to the extent necessary to consummate the offering on terms reasonably acceptable to the managing underwriter and a majority in interest, based upon ownership of Payment Shares, of the Stockholders requesting registration. If some, but not all, of the Payment Shares that the


Agreement and Plan of Merger
November 6, 1996
Page 10

Stockholders desire to sell exceeds the number of Payment Shares acceptable by the managing underwriter, then the number of Payment Shares that may be included in the registration and underwriting shall be allocated among all such Stockholders in proportion, as nearly as practicable, to the respective amounts of Payment Shares which they had requested to be included in such registration at the time of filing the registration statement. Additionally, if the managing underwriter advises Purchaser in writing that marketing factors require that the registration of the Payment Shares be deferred, or if the registration of the Payment Shares, if not deferred, would, in the opinion of the Board of Directors of Purchaser, determined reasonably and in good faith, materially and adversely affect an important business situation, transaction or negotiation affecting Purchaser at the time, then Purchaser may defer the filing of such registration statement for a period not exceeding 120 days from the date of such deferral.

     3.2 PIGGY BACK REGISTRATION RIGHTS. If at any time Purchaser shall determine to register (including pursuant to a demand of any person exercising its registration rights hereunder) any of its securities under the Act, other than a Form S-8 or Form S-4 or the then equivalent forms, it shall promptly send to each holder of Payment Shares written notice of such determination and, if within 30 days after receipt of such notice, any holders of Payment Shares shall request in writing, Purchaser shall use its reasonable best efforts to include in such registration statement the Payment Shares so requested to be registered on the same terms and conditions as any similar securities of Purchaser included therein, and to effect, as promptly as possible, the registration of such Payment Shares under the Act, subject, however, to the other provisions of this
Article 3. If a managing underwriter is participating in a registration described in this Section 3.2 and advises Purchaser in writing that marketing factors require a limitation on the number of Payment Shares to be included in any registration statement filed pursuant to this Section 3.2, then such Payment Shares may be omitted from the registration statement to the extent necessary to consummate the offering on terms reasonably acceptable to Purchaser and the managing underwriter, and Purchaser shall so advise the holders of Purchaser Stock who requested registration; provided, that, Payment Shares requested to be registered by the Stockholders (if any) shall be omitted or excluded from the registration statement before any securities to be registered by Purchaser may be so omitted or excluded. If some, but not all, of the Payment Shares that the Stockholders desire to sell exceeds the number of Payment Shares acceptable by the managing underwriter, then the number of Payment Shares that may be included in the registration and underwriting shall be allocated among all such Stockholders in proportion, as nearly as practicable, to the respective amounts of Payment Shares which they had requested to be included in such registration at the time of filing the registration statement.

     3.3 FURTHER OBLIGATIONS OF PURCHASER. If and whenever Purchaser is required by the provisions of this Article 3 to use its reasonable best efforts to effect the registration of Payment Shares under the Act, Purchaser will:

          (a) prepare and file with the United States Securities and Exchange Commission (the "SEC") the appropriate registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for 90 days or until the intended distribution is completed, whichever first occurs;


Agreement and Plan of Merger
November 6, 1996
Page 11

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 90 days or until the intended distribution is completed, whichever first occurs, and to comply with the requirements of the Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

          (c) furnish to the holders of Payment Shares covered by the registration statement copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Act and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of the Payment Shares covered by such registration statement;

          (d) use its reasonable best efforts to register or qualify the Payment Shares covered by such registration statement under such securities or blue sky laws as a majority of the Appointed Representatives involved in the offering or, in the case of an underwritten offering, the managing underwriter for the offering, designates; provided, however, that Purchaser shall not be required to qualify as a foreign corporation in any such jurisdiction or be required to execute a consent to submit generally to the jurisdiction of the courts of such jurisdiction or to escrow any of its securities;

          (e) supply the Appointed Representatives or, in the case of an underwritten offering, the managing underwriter with copies of all correspondence and communications between Purchaser and the SEC relating to all registration statements, notifications or offering circulars provided for hereunder;

          (f) endeavor to cause Purchaser's counsel and accountants to furnish the Appointed Representatives or, in the case of an underwritten offering, the managing underwriter with such documents, opinions and confirmations as may be called for by the managing underwriter and which are in the usual form incident to and as are normally required in an underwritten offering; and any such opinions as to the Payment Shares or any accountant's comfort letters shall be also addressed to the Stockholders; and

          (g) do any and all such other acts and things as may reasonably, without material additional cost, be necessary or advisable to enable holders of Payment Shares to consummate the public sale or other disposition of their Payment Shares in such jurisdictions as are covered by the registration statement.

     3.4 EXEMPTION FROM REGISTRATION. Notwithstanding anything contained in this Article 3, Purchaser shall not be required by this Article 3 to register any Payment Shares under the Act or under any state securities law if, according to a written opinion of counsel for Purchaser, a copy of which shall be provided to each holder of the Payment Shares, the proposed public sale or transfer of the Payment Shares as to which registration is requested is exempt from the


Agreement and Plan of Merger
November 6, 1996
Page 12
registration provisions of the Act and the securities laws of the states in which the Payment Shares are to be sold or transferred.

     3.5 INDEMNIFICATION. The parties hereto further agree that they shall have the following respective indemnification obligations:

          (a)  Each person having their Payment Shares registered under this
     Article 3 (the "Registering Stockholders") shall indemnify and hold harmless Purchaser and its officers, directors, and each person (if any) who controls Purchaser within the meaning of Section 15 of the Act or
     Section 20 of the United States Securities Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities to which such persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Payment Shares are registered under the Act, or in any preliminary prospectus, final prospectus, or amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is based upon information furnished by such Registering Stockholder to Purchaser in writing in connection with the preparation and filing of the registration statement and specifically stating that it is being produced in connection with the preparation thereof. The indemnification obligations of each Registering Stockholder under this
     Section 3.6 shall be limited to the proceeds of the Payment Shares sold in such offering by such Registering Stockholder.

          (b) Purchaser shall indemnify and hold harmless each Registering Stockholder against any losses, claims, damages or liabilities to which such holders may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Purchaser Stock is registered under the Act, or in any preliminary prospectus, final prospectus, or amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is based upon information furnished by such Registering Stockholder to Purchaser in connection with the preparation and filing of the registration statement.

          (c) The indemnifying party will pay any legal or other expenses reasonably incurred by any indemnified party in connection with investigating or defending any such


Agreement and Plan of Merger
November 6, 1996
Page 13
     loss, claim, damage, liability or action incurred by the indemnified party as a result of the misinformation furnished by the other party.

          (d) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party pursuant to this Agreement with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. Purchaser also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Purchaser's indemnification is unavailable for any reason.

     3.6 PAYMENT OF EXPENSES. All costs and expenses in connection with any registration statement prepared and filed in accordance with this Article 3, including (but not limited to) federal and state registration and filing fees, printing expenses, and the fees and disbursements of counsel and independent accountants and other experts of Purchaser, shall be borne by Purchaser; provided, however, that Purchaser shall not be obligated to pay the fees and disbursements of counsel of any Shareholder or any underwriting commissions or discounts relating to any Payment Shares.

4.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby represents and warrants to Purchaser, severally and not jointly, that as to such Stockholder:

     4.1 DUE AUTHORIZATION; EXECUTION AND DELIVERY. Such Stockholder has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.


Agreement and Plan of Merger
November 6, 1996
Page 14

     4.2 GOVERNMENTAL CONSENTS. No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by such Stockholder of this Agreement or the consummation of the transactions contemplated hereby. No approval, authorization or consent of any other third party is required in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

     4.3 SHARES. As of the Closing, such Stockholder shall be the lawful, sole and beneficial owner of the Merger Shares owned by such Stockholder, as reflected on Exhibit A hereto, free and clear of all liens, claims and encumbrances of every kind.

     4.4 FINDERS AND BROKERS. No person has as a result of any agreement or action of the Stockholders any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

     4.5 INVESTMENT REPRESENTATIONS AND WARRANTIES. Each Stockholder hereby represents and warrants that:

     (a) He has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks to him of an investment in the Payment Shares;

     (b) Prior to executing this Agreement, he has had access to information regarding the financial condition and business of Purchaser;

     (c) He is receiving the Payment Shares for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act; and

     (d) He understands that he cannot offer for sale, sell or otherwise dispose of his Payment Shares unless such Payment Shares have been registered under the Act and any applicable state securities laws, or unless an exemption from such registration is available with respect to any such proposed offer, sale or disposition, and he understands that the certificates evidencing such Payment Shares will have restrictive legends thereon describing such restrictions on disposition.

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Stockholders as follows:

     5.1 ORGANIZATION AND GOOD STANDING. Each of Purchaser and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of

Agreement and Plan of Merger
November 6, 1996
Page 15

Delaware and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

     5.2 DUE AUTHORIZATION. Each of Purchaser and Acquisition has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser and Acquisition. This Agreement has been duly executed and delivered by Purchaser and Acquisition and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its respective terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

     5.3 EXECUTION AND DELIVERY. The execution and delivery by Purchaser and Acquisition of this Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a breach of the certificate of incorporation or bylaws of Purchaser or Acquisition, (ii) violate any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or (iii) as of the Closing, violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any indenture, mortgage, lease, contract or other instrument to which either Purchaser or Acquisition is a party or by which it is bound or affected.

     5.4 PAYMENT SHARES. On the date of their respective issuances, all of the Payment Shares shall be duly authorized and validly issued and fully paid and nonassessable, and all required regulatory approvals pertaining to the Offering shall have been obtained. The Payment Shares shall be transferred to the Stockholders free and clear of any lien, privilege, pledge, option or other encumbrance.

     5.5 FINDERS AND BROKERS. No person has as a result of any agreement or action of the Purchaser any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

6.   CERTAIN COVENANTS AND AGREEMENTS

     6.1 BEST EFFORTS. Each of the Stockholders, the Company, Acquisition and Purchaser shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at their disposal to obtain all necessary consents and approvals of other persons and governmental authorities required to enable it to consummate the transactions contemplated by this Agreement. Each party shall make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in order to consummate the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other.

Agreement and Plan of Merger
November 6, 1996
Page 16

     6.2 FINANCIAL INFORMATION. Purchaser hereby agrees that it shall provide any of the Stockholders who have not previously received the Contingent Price for their Merger Shares with the following:

          (a) Unless an Appointed Representative for a Stockholder requests otherwise, Purchaser shall, within 90 days following the end of each of the twelve-month periods ending on December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, respectively (each such twelve-month period being referred to herein as a "Determination Period"), furnish to the Stockholders an audited balance sheet of Acquisition as of the close of such Determination Period and audited statements of income and cash flow of Acquisition for each Determination Period then ended, including footnotes, prepared in accordance with generally accepted accounting principles, consistently applied. Purchaser shall bear the costs of such audits. In addition, Purchaser shall cause to be furnished to the Appointed Representatives a balance sheet, statement of income and statement of cash flow of Acquisition for each fiscal quarter of Acquisition, beginning with the quarter ending June 30, 1998, up to and through the date a Contingent Price Notice is delivered to Purchaser and, if requested by the Appointed Representatives, for each month beginning with the month ending June 30, 1998, up to and through the date a Contingent Price Notice is delivered to Purchaser. All such quarterly and monthly financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied (except that such financial statements shall not include footnotes).

          (b) Concurrently with the delivery of audited financial statements in accordance with paragraph (a) above, Purchaser shall provide a calculation, certified by Purchaser's independent auditors, of Acquisition's "Adjusted Net Earnings," "Outstanding Debt," "EBITDA" and "Free Cash Flows" (as each is defined in EXHIBIT C hereto) for the relevant Determination Period. Concurrently with the delivery of other, unaudited financial statements in accordance with paragraph (a) above, Purchaser shall provide the information necessary to make a calculation of Acquisition's "Adjusted Net Earnings", "Outstanding Debt", "EBITDA" and "Free Cash Flow" for the relevant period.

          (c) If at any time Purchaser or one of its affiliates, on the one hand, or the Stockholders, on the other, engages an appraiser to determine the fair market value of Acquisition, then, subject to the terms of any applicable confidentiality agreements, the party requesting such appraisal shall provide the results of such appraisal to the other parties hereunder.

          (d) Each of the Stockholders acknowledges that the information and financial data that shall be provided to them in accordance with this
     Section 6.2 is confidential, and they hereby covenant and agree to keep such information confidential and not to disclose its contents to any other person, except as required by law or a court order.

Agreement and Plan of Merger
November 6, 1996
Page 17

     6.3  SUCCESSORS AND ASSIGNS; SUBSEQUENT SALES OF ACQUISITION.

          (a)  In the event that Purchaser or any of its successors or assigns
     (i) consolidates or merges with or into any other person and shall not be the continuing or surviving corporation, receiving association or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Purchaser assume all of the obligations of Purchaser set forth herein; provided, that if the corporation issuing stock on behalf of the person who survives such consolidation or merger or acquires such properties and assets is not a corporation whose common stock is publicly traded on a national security exchange or the NMS, then such person shall pay the Contingent Price in cash. This subparagraph (a) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (b)  In the event that Purchaser or any of its successors or assigns
     (i) transfers more than a majority of the voting power or control over Acquisition or (ii) permits the transfer or conveyance of all or substantially all of Acquisition's properties and assets to any person, then, prior to Purchaser consummating such transfer, Purchaser shall cause the acquiring person to execute and deliver an agreement to the Appointed Representatives providing that such person agrees to maintain Acquisitions on a stand-alone basis for accounting purposes and to assume all of Purchaser's obligations hereunder, including the obligations to provide all the information that is necessary for purposes of calculating the Contingent Price and to pay the Contingent Price, which shall be paid in shares of common stock of such acquiring person or corporation of which such acquiring person is a wholly owned subsidiary; provided, that if the corporation issuing stock on behalf of such acquiring person is not a corporation whose common stock is traded on a national security exchange or the NMS, then the acquiring corporation shall pay the Contingent Price in cash; provided further, that nothing herein shall relieve Purchaser of its obligations hereunder.

     6.4 EXERCISE OF OPTIONS. K.C. Caldabaugh and Richard T. Ray hereby agree that, no later than the time of the Closing, they will exercise their options to purchase the Option Shares.

7.   CONDITIONS TO PURCHASER'S CLOSING

     All obligations of Purchaser under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Purchaser may, in its sole discretion, waive any or all of such conditions in whole or in part:

     7.1 REPRESENTATIONS, ETC. The Stockholders shall have performed in all material respects the covenants and agreements contained in this Agreement that are to be performed by each of them at or prior to the Closing, and the representations and warranties of the Stockholders contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement).

Agreement and Plan of Merger
November 6, 1996
Page 18

     7.2 CONSENTS. As of the Closing, all consents and approvals of governmental agencies, and from any other third parties required to consummate the transactions contemplated by this Agreement, shall have been obtained without material cost or other materially adverse consequence to Purchaser and shall be in full force and effect.

     7.3 NO ADVERSE LITIGATION. As of the Closing, no order or preliminary or permanent injunction shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal, or
(ii) making Purchaser or the Company, or any director or controlling person thereof, liable for the payment of a material amount of damages to any person.

     7.4 CLOSING DELIVERIES. Purchaser shall have received each of the documents or items required to be delivered to it pursuant to Section 9.1 hereof.

     7.5 OFFERING. Purchaser shall have consummated the Offering; provided that Purchaser is not in any way obligated to consummate the Offering.

     7.6 STOCK OPTIONS. All options for shares of BBI Stock then outstanding shall have been exercised.

8.   CONDITIONS TO THE STOCKHOLDERS' CLOSING

     All obligations of the Stockholders under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that the Stockholders may, in their sole discretion, waive any or all of such conditions in whole or in part:

     8.1 REPRESENTATIONS, ETC. Purchaser shall have performed in all material respects the covenants and agreements contained in this Agreement that are to be performed by Purchaser or the Company at or prior to the Closing, and the representations and warranties of Purchaser or the Company contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement).

     8.2 NO ADVERSE LITIGATION. As of the Closing, no order or preliminary or permanent injunction shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal or
(ii) making the Stockholders liable for the payment of a material amount of damages to any person.

     8.3 CLOSING DELIVERIES. The Stockholders shall have received each of the documents or items required to be delivered to them pursuant to Section 9.2 hereof.

Agreement and Plan of Merger
November 6, 1996
Page 19

     8.4 OFFERING. Purchaser shall have consummated the Offering; provided that Purchaser is not in any way obligated to consummate the Offering.

9.   DOCUMENTS TO BE DELIVERED AT CLOSING

     9.1  TO PURCHASER.  At the Closing, there shall be delivered to Purchaser:

          (a) a copy of all consents and approvals referred to in Section 7.2 hereof; and

          (b)  all other items reasonably requested by Purchaser.

          (c) an opinion of counsel to Purchaser as to the treatment of the merger as a tax-free reorganization under the Code.

     9.2  TO THE STOCKHOLDERS.  At the Closing, there shall be delivered to the
Stockholders:

          (a) a certificate, signed by the President of Purchaser, as to the fulfillment of the conditions set forth in Sections 8.1 and 8.2 hereof;

          (b)  all other items reasonably requested by the Stockholders;

          (c) an opinion of counsel to Purchaser deliverable to the Stockholders as to the treatment of the Merger as a tax-free reorganization under the Code; and

          (d) an opinion of counsel to Purchaser as to the enforceability of this Agreement and the due authorization and valid issuance of the Purchaser Stock.

10.  SURVIVAL

     All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any certificate, exhibit, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

11.  FAILURE TO CLOSE BECAUSE OF DEFAULT

     In the event that the Closing is not consummated by virtue of a material default made by a party in the observance or in the due and timely performance of any of its covenants or agreements herein contained ("Default"), the parties shall have and retain all of the rights afforded them at law or in equity by reason of that Default. In addition, the Stockholders and Purchaser acknowledge that the Merger Shares and the transactions contemplated hereby are unique, that a

Agreement and Plan of Merger
November 6, 1996
Page 20
failure by the Stockholders or Purchaser to complete such transactions will cause irreparable injury to the other, and that actual damages for any such failure may be difficult to ascertain and may be inadequate. Consequently, Purchaser and the Stockholders agree that each shall be entitled, in the event of a Default by the other, to specific performance of any of the provisions of this Agreement in addition to any other legal or equitable remedies to which the non-defaulting party may otherwise be entitled. In the event any action is brought, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

12.  TERMINATION RIGHTS

      This Agreement may be terminated by either Purchaser or any of the Stockholders, if either such party is not then in Default, upon written notice to the other upon the occurrence of any of the following:

          (a)  if the Closing has not occurred on or before December 30, 1996;

          (b) if any party hereto Defaults and such Default has not been cured within 30 days of written notice of such Default by another party;

          (c) subject to the provisions of Sections 7 and 8 hereof, by any party hereto if on the Closing Date any of the conditions precedent to the obligations of Stockholders or Purchaser, respectively, set forth in this Agreement have not been satisfied or waived by such party; or

          (d)  by mutual consent of the Stockholders and Purchaser.

13.  MISCELLANEOUS PROVISIONS

     13.1 EXPENSES. The Purchaser shall pay the fees and expenses incurred by it, the Company and Acquisition in connection with the transactions contemplated by this Agreement and shall also pay the first $7,500 in legal fees incurred by the Stockholders pursuant to the negotiation of this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

     13.2 AMENDMENT. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

     13.3 NOTICES. All notices and other communications delivered hereunder shall be in writing and shall be deemed given if delivered personally or upon actual receipt if mailed by certified mail, return receipt requested, or delivered by nationally recognized "next-day" delivery service to the Stockholders at their respective addresses appearing on EXHIBIT A hereto or, if to the other parties hereto, at the appropriate addresses set forth below:

Agreement and Plan of Merger
November 6, 1996
Page 21

If to the Appointed Representatives:

     Lynch Corporation
     Eight Sound Shore Drive
     Greenwich, CT 06830
     Attention:     Robert E. Dolan
     Telephone:     (203) 629-3333
     Telecopy:      (203) 629-3718

     James B. Fleming, Jr.
     Columbia Capital Corp.
     201 N. Union Street, Suite 300
     Alexandria, VA  22314
     Telephone:     703-519-3028
     Telecopy:      703-519-3904

     K.C. Caldabaugh
     518 East Water Street
     Troy, Ohio 45373
     Telephone:     (513) 332-6500
     Telecopy:      (513) 335-2843

     Richard T. Ray
     518 East Water Street
     Troy, Ohio 45373
     Telephone:     (513) 332-6500
     Telecopy:      (513) 335-2843

If to Purchaser, Acquisition or the Company:

     Spinnaker Industries, Inc.
     600 N. Pearl Street, Suite 2160
     Dallas, Texas  75201
     Attention:     Ned N. Fleming, III
     Telephone:     (214) 855-0322
     Telecopy:      (214) 855-0093



Agreement and Plan of Merger
November 6, 1996
Page 22
with a copy to:

     Lynch Corporation
     Eight Sound Shore Drive
     Greenwich, CT 06830
     Attention:     Robert Hurwich
     Telephone:     (203) 629-3333
     Telecopy:      (203) 629-3718

and to:
     Crouch & Hallett, L.L.P.
     717 N. Harwood, Suite 1400
     Dallas, TX 75201
     Attention:     Lance M. Hardenburg
     Telephone:     (214) 922-4167
     Telecopy:      (214) 922-4193

or such other address or addresses as any party shall have designated by notice to each other party in accordance with this Section 13.3.

     13.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of a majority of Stockholders Representatives and Purchaser; provided, that any Stockholder may transfer, sell or assign his rights hereunder to another Stockholder or to any member of his immediate family, whether by inter vivos or testamentary transfer; provided, that any assignee of one or more Stockholders' rights hereunder shall be bound by the terms and provisions of this Agreement as to the exercise of such rights, including the method of calculation and receipt of the Payment Shares.
Purchaser or Lynch may assign its rights under this Agreement to any of its subsidiaries or affiliated corporations, or to any of its successors pursuant to
Section 6.3 hereof.

     13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.6 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertaking other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

Agreement and Plan of Merger
November 6, 1996

     13.8 WAIVER. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

     13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     13.10 SEVERABILITY. The event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

     13.11 INTENDED BENEFICIARIES. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties, except for permitted assigns under Sections 6.3 and 13.4 hereof.

     13.12 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SPINNAKER INDUSTRIES, INC.


                                  By: /s/ Richard J. Boyle
                                      -----------------------------------------
                                      Richard J. Boyle, Chief Executive Officer


                                  BB MERGER CORP.


                                  By: /s/ Ned N. Fleming, III
                                      ----------------------------------------
                                      Ned N. Fleming, III

                                  BROWN-BRIDGE INDUSTRIES, INC.


                                  By: /s/ K. C. Caldabaugh
                                      ----------------------------------------
                                      K.C. Caldabauth




Agreement and Plan of Merger
November 6, 1996
Page 24

                                 STOCKHOLDERS:

                                  Lynch Corporation


                                  By: /s/ Robert E. Dolan
                                      ----------------------------------------
                                      Robert E. Dolan, Chief Financial Officer


                                  /s/ Richard J. Boyle
                                  ----------------------------------------
                                  Richard J. Boyle


                                  /s/ Michael L. George
                                  ----------------------------------------
                                  Michael L. George


                                  /s/ Ned N. Fleming
                                  ----------------------------------------
                                  Ned N. Fleming


                                  /s/ Lane T. Fleming
                                  ----------------------------------------
                                  Lane T. Fleming


                                  /s/ Mark R. Matteson
                                  ----------------------------------------
                                  Mark R. Matteson

                                  George Group Partners, L.P.


                                  By: /s/ Michael L. George
                                      ----------------------------------------
                                      Michael L. George


                                  /s/ Mark Curcio
                                  ----------------------------------------
                                  Mark Curcio


                                  /s/ James B. Fleming, Jr.
                                  ----------------------------------------
                                  James B. Fleming, Jr.



Agreement and Plan of Merger
November 6, 1996
Page 25

                                  /s/ Grant Wilkinson
                                  ----------------------------------------
                                  Grant Wilkinson


                                  /s/ Timothy R. Vaughan
                                  ----------------------------------------
                                  Timothy R. Vaughan


                                  /s/ K.C. Caldabaugh
                                  ----------------------------------------
                                  K.C. Caldabaugh


                                  /s/ Andrew Aarons
                                  ----------------------------------------
                                  Andrew Aarons


                                  /s/ Stuart Postle
                                  ----------------------------------------
                                  Stuart Postle


                                  /s/ Richard T. Ray
                                  ----------------------------------------
                                  Richard T. Ray


                                  /s/ Christopher M. Beige
                                  ----------------------------------------
                                  Christopher M. Beige


                                  /s/ Arthur W. Smith, III
                                  ----------------------------------------
                                  Arthur W. Smith, III


                                  /s/ Joseph Sentendrey
                                  ----------------------------------------
                                  Joseph Sentendrey



Agreement and Plan of Merger
November 6, 1996
Page 26

                                      EXHIBIT A

    NAME                               ADDRESS                      SHARES
    ----                               -------                      ------

    Lynch Corporation        8 Sound Shore Drive, Suite 290         61,621
                             Greenwich, CT 06830

    Richard J. Boyle         6110 Blue Circle Drive, Suite 250      10,000
                             Minnetonka, MN 55343

    Michael L. George        One Galleria Tower, Suite 1100         10,000
                             13355 Noel Road
                             Dallas, TX 75240

    Ned N. Fleming           600 N. Pearl Street, Suite 2160         7,500
                             Dallas, TX 75201

    Lane T. Fleming          600 N. Pearl Street, Suite 2160         2,500
                             Dallas, TX 75201

    Mark Matteson            600 N. Pearl Street, Suite 2160         3,030
                             Dallas, TX 75201

    George Group Partners    One Galleria Tower, Suite 1100         17,606
                             13355 Noel Road
                             Dallas, TX 75240

    Mark Curcio              1999 Avenue of the Stars                  985
                             Los Angeles, CA 90067

    James B. Fleming, Jr.    201 N. Union Street, Suite 300          7,576
                             Alexandria, VA 22314

    Grant Wilkinson          5944 Wakefield Drive                      757
                             Sylvania, OH 43560

    Timothy R. Vaughan       717 N. Harwood, Suite 1400              1,667
                             Dallas, TX 75201

    K.C. Caldabaugh          518 E. Water Street                    92,879
                             Troy, OH 45373

    Andrew Aarons            518 E. Water Street                       758
                             Troy, OH 45373

    Stuart Postle            518 E. Water Street                     1,515
                             Troy, OH 45373

    Richard T. Ray           518 E. Water Street                    38,792
                             Troy, OH 45373

    Christopher M. Beige     518 E. Water Street                     5,000
                             Troy, OH 45373

    Arthur W. Smith, III     518 E. Water Street                     1,200
                             Troy, OH 45373

    Joseph Sentendrey        518 E. Water Street                     2,000
                             Troy, OH 45373

                                    EXHIBIT B



    The following is an example of the calculation of the Contingent Price:


(i) Fair Market Value X 265,386 shares of BBI Stock/1,066,386 shares of BBI Stock = BBI Minority Interest Value

(ii) (BBI Minority Interest Value - $2,189,434.50) DIVIDED BY Purchaser Stock Value = gross shares of Purchaser Stock

(iii) gross shares of Purchaser Stock - 12,510 Closing Shares = net shares of Purchaser Stock

(iv) net shares of Purchaser Stock DIVIDED BY 265,386 Merger Shares = shares of Purchaser Stock/1 Merger Share

                                      EXHIBIT C

    The following financial and certain accounting guidelines shall be used by Purchaser and the FMV Representative, or any Independent Investment Bank chosen by them or on their behalf, in determining the Fair Market Value of Acquisition, as a stand alone public entity, pursuant to Section 2.1 of the Agreement. Market valuation factors considered shall include, but not necessarily be limited to, comparable multiples of EBITDA and Adjusted Net Earnings (as defined herein).

    In determining the Fair Market Value of Acquisition neither party nor any Independent Investment Banker selected pursuant to Section 2.1(a)(1) of this Agreement shall take into account, or apply, any discount in value as a result of the equity of Acquisition being illiquid or as a result of the Contingent Rights representing a minority interest.

DEFINITIONS

    "Adjusted Net Earnings" of Acquisition shall be equal to the amount reported as "Net Earnings" on the audited (or unaudited) Statement of Earnings for each twelve months then ended on the Valuation Date (as defined herein), prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that Adjusted Net Earnings shall not be reduced by any of the following:

         a. any management and consulting fees ("Management Fees") incurred by Purchaser, or payable by Acquisition to Purchaser, Boyle, Fleming & Co., George Group, Inc. or any one or more of their affiliates, which in the aggregate exceed 0.25% of Acquisition's net sales, as reported on the audited financial statements; provided that such limitation shall only apply for purposes of determining Fair Market Value and shall not limit the amount of Management Fees that may, in fact, be paid to Purchaser by Acqusition;

         b. charges to earnings, if any, relating to Acquisition's issuance or repurchase of any equity or debt security or any security convertible into, exercisable for or exchangeable for any equity security to or from any person, including, without limitation, any charges to earnings, if any, required as a result of the transactions contemplated by this Agreement;

         c. expenses incurred by either Acquisition or Purchaser related to the issuance of debt or equity securities, or the refinancing of debt owed by Acquisition to Transamerica Business Credit Corporation ("Transamerica") under that certain Loan and Security Agreement between Acquisition and Transamerica dated September 16, 1994, as amended (the "Transamerica Agreement");

         d. other expenses allocated to, or incurred on behalf of Acquisition by, Purchaser or its affiliates; and

Exhibit C to Agreement and Plan of Merger
Page 1

         e. interest expense related to all obligations of Acquisition to the extent such expense exceeds that which would have been payable on the Outstanding Debt (as defined herein), calculated each month end, beginning with January 1996, using an annual interest rate equal to 1.25% over the Prime Rate at the end of such month (as published in the Wall Street Journal); however, interest expense related to borrowings from Purchaser, which are in excess of Acquisition's total availability under the Transamerica Agreement, shall be included in the computation of Adjusted Net Earnings and shall bear interest at the weighted average cost of capital of Purchaser, as agreed to by FMV Representative and Purchaser, or if they are unable to mutually agree, then as determined by a mutually agreed upon Independent Investment Bank.

    "EBITDA" shall mean for any period the Adjusted Net Earnings of Acquisition, as calculated in Section B above with respect to such period, and as such amount is further adjusted by adding back the following expenses, all as computed under GAAP throughout such period:

         a. the provision for interest expense and income tax expense, each for the same said period, but only to the extent that such expense was included in Adjusted Net Earnings for such period;

         b. depreciation and amortization expense for such period, but only to the extent that such expense was included in Adjusted Net Earnings for such period;

         c. franchise taxes for such period, but only to the extent that such expense was included in Adjusted Net Earnings for such period; and

         d. Management Fees expensed for such period, but only to the extent that such expense was included in Adjusted Net Earnings for such period.

    "Outstanding Debt" of Acquisition on the Valuation Date shall be deemed to be equal to, (i) $19,337,000, representing the total amount owed as of December 31, 1995 to Transamerica, less (ii) Free Cash Flow (as defined below) of Acquisition for the period January 1, 1996 through the Valuation Date, plus
(iii) total capital lease obligations of Acquisition as of the Valuation Date.

    "Free Cash Flow," as used herein, shall be equal to (i) "Cash Flows From Operating Activities," as defined under GAAP, except that such amount shall be adjusted (A) to include only the interest expense that would have been payable on the Outstanding Debt, calculated each month-end for the previous month beginning with January 1996, using an annual interest rate equal to 1.25% over the Prime Rate (as published in the Southwest Edition of the Wall Street Journal), and (B) to exclude cash paid or assets transferred in satisfaction of expenses excluded from the computation of Net Earnings above; less (ii) "Cash Flows From Investing Activities," as defined under GAAP.

    In addition to the above, the fair market value of Acquisition shall be:

Exhibit C to Agreement and Plan of Merger
Page 2

         a. decreased by all amounts owed by Acquisition to Purchaser or its affiliates for income taxes and Management Fees as of the Valuation Date, but only to the extent that Management Fees do not exceed 0.25% of Acquisition's net sales per year;

         b. increased by the full undiscounted balance of all amounts owed by Purchaser or its affiliates to Acquisition as of the Valuation Date; and

         c. if there is no Outstanding Debt on the Valuation Date, increased by the book value of cash and marketable securities held by Acquisition on such Valuation Date.

    "Valuation Date," shall mean the date a Contingent Price Notice is delivered to Purchaser.











100322.010/ LMH